UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of report (Date of earliest event reported)         March 30, 2006


                                EMCOR Group, Inc.

             (Exact Name of Registrant as Specified in Its Charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

          1-8267                                         11-2125338
 (Commission File Number)                   (I.R.S. Employer Identification No.)

301 Merritt Seven, Norwalk, CT                              06851
(Address of Principal Executive Offices)                 (Zip Code)

                                 (203) 849-7800
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

_ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

_    Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

_    Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

     On March 30, 2006, the Compensation and Personnel Committee of the Board of Directors of the Company established performance goals and maximum bonuses payable in respect of 2006 under the Company's Key Executive Incentive Bonus Plan (the "Plan") for each of Messrs. Frank T. MacInnis, Chief Executive Officer and Chairman of the Board, Anthony J. Guzzi, President and Chief Operating Officer, Sheldon I. Cammaker, Executive Vice President and General Counsel, Leicle E. Chesser, Vice Chairman, Mark A. Pompa, Executive Vice President, Chief Financial Officer and Treasurer and R. Kevin Matz, Senior Vice President - Shared Services. Each such executive may receive a bonus of up to 200% of his 2006 annual salary if the Company reaches certain performance goals based upon 2006 operating income, 2006 cash flows from operating activities and 2006 earnings per share. The bonus payable to each such executive under the Plan may be less than the maximum in the sole discretion of the Company's Compensation and Personnel Committee.




                                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    EMCOR GROUP, INC.
Date:  April 3, 2006                By:
                                            Name:       /s/ R. Kevin Matz
                                                      _______________________
                                            Title:    Senior Vice President -
                                                      Shared Services